                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          INFORMATION RESOURCES, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                          INFORMATION RESOURCES, INC.
                           150 NORTH CLINTON STREET
                            CHICAGO, ILLINOIS 60661

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 23, 1996

To the Stockholders of
 Information Resources, Inc.

  Notice Is Hereby Given that the Annual Meeting of the Stockholders of INFORMATION RESOURCES, INC. (the "Company"), will be held at the offices of the Company, 150 North Clinton Street, Chicago, Illinois 60661, on Thursday, May 23, 1996, at 10:00 am Central Daylight Time, for the purpose of considering and acting upon the following matters:

    1. To elect four directors to the Board of Directors of the Company, each to serve for a term of three years;

    2. To consider and act upon a proposal to adopt the 1996 Stock Plan for Non-Employee Directors in Lieu of Cash Retainer; and

    3. To consider and act upon such other business as may properly come before the Meeting.

  Stockholders of record as of the close of business on April 12, 1996, will be entitled to notice of and to vote at the Meeting. The transfer books will not be closed. For ten days prior to the Meeting, a list of stockholders entitled to vote at the Meeting with the address of and number of shares held by each will be kept on file at the offices of the Company at 150 North Clinton Street, Chicago, Illinois 60661 and will be subject to inspection by any stockholder at any time during the Company's usual business hours. The list will also be available for inspection by any stockholder during the Meeting. Stockholders who do not expect to attend in person are urged to execute and return the accompanying proxy in the envelope enclosed.

  The annual report of the Company for the year 1995 is being mailed to all stockholders of record and accompanies this Proxy Statement.

                                          By order of the Board of Directors,
                                          Information Resources, Inc.

                                          Edward S. Berger
                                          Secretary

Chicago, Illinois
April 23, 1996

                            YOUR VOTE IS IMPORTANT
               PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING

                               ----------------

                                PROXY STATEMENT

                          INFORMATION RESOURCES, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 23, 1996

                              GENERAL INFORMATION

  This Proxy Statement is being furnished to the stockholders of Information Resources, Inc., a Delaware corporation (the "Company"), 150 North Clinton Street, Chicago, Illinois 60661, in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of Stockholders to be held on May 23, 1996, and any adjournments thereof ("the Meeting"). Stockholders of record as of the close of business on April 12, 1996 are entitled to notice of and to vote at the Meeting. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to stockholders is April 23, 1996.

  Stockholders are urged to sign the accompanying form of proxy and return it as soon as possible in the envelope provided for that purpose. Returning a proxy card will not prevent a stockholder from attending the Meeting. If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated on such proxy. If no specification is made, the proxy will be voted by the proxy committee (i) for the election as directors of the nominees named below (or substitutes therefor if any nominees are unable or unwilling to serve), (ii) for the proposal to adopt the 1996 Stock Plan for Non-Employee Directors in Lieu of Cash Retainer and (iii) in the discretion of such proxy committee, upon such matters not presently known or determined which may properly come before the Meeting. A stockholder who wishes to designate a person or persons to act as his or her proxy at the Meeting, other than the proxies designated by the Board of Directors, may strike out the names appearing on the enclosed form of proxy, insert the name of any other such person or persons, sign the form, and transmit it directly to such other designated person or persons for use at the Meeting.

  A stockholder who has given a proxy may revoke it at any time before it is voted by (i) a subsequently dated proxy, (ii) written notification to the persons named therein as proxies, which may be mailed or delivered to the Company at the above address, or (iii) attendance at the Meeting and voting in person. Attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy. All shares represented by effective proxies will be voted at the Meeting and at any adjournments thereof.

  The Company has one class of stock outstanding, common stock, $.01 par value per share ("Common Stock"). On March 15, 1996, 27,723,652 shares of Common Stock were outstanding and entitled to one vote each on all matters considered at the Meeting. There are no cumulative voting rights with respect to the election of directors.

                            OWNERSHIP OF SECURITIES

  The following table shows the total number of shares of Company Common Stock beneficially owned as of the dates designated below, and the percentage of Company Common Stock so owned as of that date, with respect to each person who is known to be the beneficial owner of more than five percent of the Company's Common Stock:

                                                          AMOUNT AND
                                                          NATURE OF
                                                          BENEFICIAL    PERCENT
   NAME OF BENEFICIAL OWNER                               OWNERSHIP     OF CLASS
   ------------------------                               ----------    --------
   State of Wisconsin Investment Board................... 2,652,500(1)    9.57
   P.O. Box 7842
   Madison, WI 53707
   Dewey Square Investors Corp........................... 2,597,400(2)    9.37
   One Financial Center
   Boston, MA 02111
   FMR Corp.............................................. 1,758,100(3)    6.34
   2 Devonshire Street
   Boston, MA 02109
   GeoCapital Corporation................................ 1,502,200(4)    5.42
   767 Fifth Avenue
   New York, NY 10153

  The following table shows the total number of shares of Company Common Stock beneficially owned as of March 15, 1996, and the percentage of Company Common Stock so owned as of that date, with respect to (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table below (the "Named Executive Officers"), and (iii) all directors and executive officers as a group:

                                                           AMOUNT AND
                                                           NATURE OF
                                                           BENEFICIAL  PERCENT
   NAME OF BENEFICIAL OWNER                               OWNERSHIP(5) OF CLASS
   ------------------------                               ------------ --------
   James G. Andress......................................    433,607     1.54
   Edwin E. Epstein......................................     27,980      *
   Gerald J. Eskin.......................................    419,402     1.51
   Gian M. Fulgoni.......................................    653,578     2.33
   George R. Garrick.....................................      1,000      *
   John D. C. Little.....................................    208,392      *
   Leonard M. Lodish.....................................     47,435      *
   Edward E. Lucente.....................................     10,125      *
   Edith W. Martin.......................................      8,515      *
   George G. Montgomery, Jr..............................     20,650      *
   Randall S. Smith......................................    226,874      *
   Jeffrey P. Stamen.....................................    100,000      *
   Glen L. Urban.........................................     53,390      *
   Thomas W. Wilson, Jr..................................     22,500      *
   All directors and executive officers as a group (17
    persons).............................................  2,301,036     7.92

- --------
*Less than 1%.
(1) Number of shares is based upon information set forth in Schedule 13G filed with the Securities and Exchange Commission ("SEC") as of February 6, 1996, which indicates that this stockholder is a government agency which manages public pension funds.

(2) Number of shares is based upon information set forth in Schedule 13G filed with the SEC as of February 12, 1996, which indicates that such shares are held on behalf of numerous clients of this stockholder, a registered investment adviser.
(3) Number of shares is based upon information set forth in Schedule 13G filed with the SEC as of February 14, 1996, which indicates that such shares are held on behalf of numerous clients of this stockholder, a registered investment adviser.
(4) Number of shares is based upon information set forth in Schedule 13G filed with the SEC as of February 15, 1996, which indicates that such shares are held on behalf of numerous clients of this stockholder, a registered investment adviser.
(5) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. The number of shares disclosed for the following individuals includes stock options which are exercisable within 60 days in the following amounts: (i) James G. Andress--433,607 options; (ii) Edwin E. Epstein--11,250 options; (iii) Gerald J. Eskin-- 72,635 options; (iv) Gian M. Fulgoni--340,018 options; (v) John D.C. Little--30,258 options; (vi) Leonard M. Lodish--45,901 options; (vii) Edward E. Lucente--8,125 options; (viii) Edith W. Martin--8,125 options;
    (ix) George G. Montgomery, Jr.--11,250 options; (x) Randall S. Smith-- 163,974 options; (xi) Jeffrey P. Stamen--100,000 options; (xii) Glen L. Urban--15,322 options; (xiii) Thomas W. Wilson, Jr.--12,500 options; and
    (xiv) all directors and officers as a group (17 persons)--1,319,327 options.

COMPLIANCE WITH SECTION 16(A) OF EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 ("Section 16") sets forth certain filing requirements relating to securities ownership by directors, executive officers and ten percent stockholders of a publicly-held company. To the Company's knowledge, all filing requirements were satisfied by the Company's directors and executive officers except that Edwin E. Epstein and Edward E. Lucente, directors of the Company, inadvertently failed to file one report each with respect to open-market purchases of Company Common Stock. These transactions were subsequently disclosed on a Section 16 report after the required filing deadline. In making the foregoing disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the Section 16 reports that they have filed with the SEC.

                             ELECTION OF DIRECTORS

                (PROPOSAL NUMBER 1 ON THE ENCLOSED PROXY CARD)

  The By-laws of the Company provide that the number of directors of the Company shall not be less than five nor more than fifteen and will be determined from time to time by resolution of the Board of Directors. The number of directors is currently set at twelve. The Certificate of Incorporation of the Company provides for a classified Board of Directors consisting of three classes (as nearly equal in number as possible) and that the directors will be elected to hold office for terms of three years or until their successors are elected and qualified. Those directors identified below as nominees for election have been nominated for election to full three-year terms ending in 1999. Also listed below are the remaining directors of the Company whose terms expire as indicated below.

  It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of the listed nominees. Proxies will not be voted for a greater number of nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specification, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, as of the date of this proxy statement, officials of the Company know of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

A. NOMINEES FOR ELECTION:

                                                POSITIONS WITH COMPANY, BUSINESS
NAME                               AGE           EXPERIENCE AND OTHER POSITIONS
- ----                               ---          --------------------------------
James G. Andress.................   57 Director of the Company since 1989; Current member
                                       of the Executive Committee, the Compensation Com-
                                       mittee and the Audit Committee; President and
                                       Chief Operating Officer of the Company from March
                                       1994 to September 1995; Chief Executive Officer
                                       from May 1990 to September 1995; Acting Chief Fi-
                                       nancial Officer from January 1995 to September
                                       1995; Vice Chairman from July 1993 until March
                                       1994; President from November 1989 until July
                                       1993; Director of Liposome Co., Inc., NeoRx Corp.,
                                       Sepracor, Inc., Genelabs Technologies, Inc., Ge-
                                       netics Institute, Inc., Option Care, Inc., America
                                       Online, Inc., Walsh International, Inc. and
                                       Allstate Insurance Co., Inc.
Edwin E. Epstein...............     72 Director of the Company since 1987; Current member
                                       of the Executive Committee and Chairman of the Au-
                                       dit Committee; President of Retailing Insights,
                                       Inc., food industry consultants, since 1971. Di-
                                       rector of PIA Merchandising Services, Inc.
Edward E. Lucente..............     55 Director of the Company since 1991; President and
                                       CEO of Liant Software Corp., since 1995; Head of
                                       worldwide sales and marketing of Digital Equipment
                                       Corp. from March 1993 until April 1994; Executive
                                       Vice-President of Northern Telecom Limited from
                                       January 1992 until March 1993; Member of the Exec-
                                       utive Office of Northern Telecom limited from Feb-
                                       ruary 1991 until March 1993; Senior Vice-President
                                       of Marketing for Northern Telecom Limited from
                                       February 1991 until January 1992; Corporate Vice
                                       President of International Business Machines Cor-
                                       porations ("IBM") from 1981 until February 1991;
                                       Director of Genicom Corporation.
Jeffrey P. Stamen..............     50 Director of the Company since March 1994; Senior
                                       Vice-President of the OLAP Division of Oracle Cor-
                                       poration since July 1995; President--IRI Software
                                       from February 1991 to July 1995; Vice President of
                                       the Company from January 1986 to July 1995.

B. TERMS EXPIRING IN 1997:

Gerald J. Eskin, Ph. D.........     61 Co-founder of the Company; Director of the Company
                                       since 1977; Vice Chairman since December 1981;
                                       Professor of Marketing at the University of Iowa
                                       since 1974 (currently adjunct status).
John D.C. Little, Ph.D.........     68 Director of the Company since 1985; Current member
                                       of the Executive Committee; Professor of Manage-
                                       ment Science at The Sloan School of Management,
                                       Massachusetts Institute of Technology.

                                              POSITIONS WITH COMPANY, BUSINESS
NAME                             AGE           EXPERIENCE AND OTHER POSITIONS
- ----                             ---          --------------------------------
George G. Montgomery, Jr.......   62 Director of the Company since 1982; Current Chair-
                                     man of the Compensation Committee and Executive
                                     Stock Option Committee; Advisory Director of
                                     Hambrecht & Quist LLC, investment bankers.
Glen L. Urban, Ph.D............   56 Director of the Company since 1986; Current member
                                     of the Audit Committee; Professor of Management
                                     Science at, and Dean of, The Sloan School of Man-
                                     agement, Massachusetts Institute of Technology;
                                     Director of The Dexter Corporation.

C. TERMS EXPIRING IN 1998:

Gian M. Fulgoni................   48 Chief Executive Officer since 1986; Director since
                                     1981; Current member of the Executive Committee;
                                     Chairman of the Board of Directors from February
                                     1991 until April 1995; Director of PLATINUM tech-
                                     nology, inc.
Leonard M. Lodish, Ph.D........   52 Director of the Company since 1986; Current member
                                     of the Compensation Committee; Samuel R. Harrell
                                     Professor of the Marketing Department at the Whar-
                                     ton School of Business, University of Pennsylva-
                                     nia; Director of Franklin Electronic Publishing
                                     and J&J Snack Foods, Inc.
Edith W. Martin, Ph.D..........   50 Director of the Company since 1991; Current member
                                     of the Compensation Committee and Executive Stock
                                     Option Committee; Vice President, Information Sys-
                                     tems and Chief Information Officer for Eastman Ko-
                                     dak, Co., since January 1996; Vice President and
                                     Chief Technology Officer for the Student Loan Mar-
                                     keting Association (Sallie Mae) since August 1994;
                                     Vice President and Chief Information Officer for
                                     INTELSAT from July 1992 until 1994; Vice President
                                     of High Technology Center for the Boeing Company
                                     from 1984 to 1992; Director of Medtronic, Inc. and
                                     Immunex, Inc.
Thomas W. Wilson, Jr...........   64 Director of the Company since 1991; Chairman of
                                     the Board of Directors since April 1995; Current
                                     Chairman of the Executive Committee; Senior Part-
                                     ner of McKinsey & Company, management consultants,
                                     from 1973 until 1990 (retired)

MEETINGS OF THE BOARD OF DIRECTORS

  During 1995, the Board of Directors met or took formal action by unanimous written consent on nine occasions, and all members attended at least 75% of the Board meetings and their respective Committee meetings.

  The Board of Directors maintains an Executive Committee, Audit Committee, Compensation Committee and Executive Stock Option Committee. The Company has no nominating committee. The nominating function is performed by the Executive Committee, which has not established any policy or procedure for considering nominees recommended by stockholders.

  The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between the meetings of the Board, except as provided by the by-laws or limited by the provisions of the Delaware General Corporation Law. During 1995, the Executive Committee met or took formal action by unanimous written consent on four occasions.

  The Audit Committee recommends to the Board of Directors the appointment of the independent certified public accountants for the following year and reviews the scope of the audit, the independent certified public accountants report and the auditors' comments relative to the adequacy of the Company's system of internal controls and accounting policies. The Audit Committee met during 1995 on two occasions.

  The Compensation Committee is responsible for making determinations regarding salaries and other compensation for the Company's executive officers. The Committee also makes recommendations to the Executive Stock Option Committee with respect to stock option grants to the Company's directors and executive officers pursuant to the Executive Stock Option Plan. The Compensation Committee met on two occasions during 1995.

  The Executive Stock Option Committee is responsible for making determinations regarding the grant of stock options from time to time to the Company's directors and executive officers pursuant to the Executive Stock Option Plan. During 1995, the Executive Stock Option Committee met on two occasions and approved all director and executive stock option grants throughout the course of the year.

                            EXECUTIVE COMPENSATION

  The following information regarding compensation is given with respect to
(i) Gian M. Fulgoni and James G. Andress, each who served in the capacity of Chief Executive Officer during the last completed fiscal year, (ii) the three other highest paid executive officers of the Company who were executive officers of the Company at year end and (iii) Jeffrey P. Stamen, who would have been included as one of the highest paid executive officers of the Company but for the fact that he was not serving as an executive officer of the Company at the end of 1995 (the "Named Executive Officers").

REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for determining the annual salary, bonus, and other compensation of the Company's executive officers. The Committee also makes recommendations to the Executive Stock Option Committee with respect to stock option grants to the Company's executive officers. The Committee is composed entirely of outside, non-management directors.

  The goals of the Company's compensation programs are to align executive compensation with the Company's performance, and to attract, retain and reward executive officers who contribute to the Company's success within a highly competitive industry. The programs are intended to support the goal of increasing stockholder value by achieving specific financial and strategic objectives.

  The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on executive compensation in future years. Section 162(m) disallows a tax deduction by any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for a Named Executive Officer, unless compensation is performance based. The Committee has determined that, while Section 162(m) should be given consideration in compensating executive officers, the Committee's compensation philosophy should not be arbitrarily altered in order to limit or maintain executive compensation within the Section 162(m) deduction limit. The Committee has, however, determined that it will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to permit all amounts paid to the Named Executive Officers to be deductible by the Company. $1,115,360 of the total compensation received in 1995 by George R. Garrick, a former executive officer of the Company may not qualify for deduction for federal income tax purposes as a result of Section 162(m). Such amounts were paid to Mr. Garrick as a result of contractual obligations established in Mr. Garrick's employment agreement. See "--Employment Agreements."

 Compensation of Executive Officers Generally

  Historically, the Company's fundamental compensation philosophy has been to relate the total compensation package for an executive officer directly to his or her contribution to the Company's performance objectives. Each executive's incentive, or "at risk," compensation was directly tied to the achievement of both Company and individual objectives, including both quantitative and qualitative objectives (though quantitative, strategic and tactical objectives are emphasized). Although the performance objectives of each executive officer could differ depending upon the role and responsibilities within the management group, historically, the typical performance objectives for the executive officers as a group generally included the following: (i) Company revenues and earnings per share; (ii) business unit revenues and profitability and (iii) qualitative objectives toward tactical and strategic goals. Also, certain elements of compensation for individual executive officers were dictated by employment contracts that were in place.

  The 1995 calendar year was a year of transition for both the Company and its senior management. During 1995, senior management focused on the Company's search for a strategic equity investor, culminating in the sale by the Company of a portion of its software division to Oracle Corporation for approximately $100 million. In addition, during 1995 several members of the Company's senior management changed including: Thomas W. Wilson Jr., a director of the Company since 1991, was appointed Chairman of the Board; Gary M. Hill and John P. McNicholas Jr. were hired by the Company as Chief Financial Officer and Chief Accounting Officer, respectively; James G. Andress, one of the Company's Chief Executive Officers since 1991, resigned as an executive officer; Thomas M. Walker, Chief Financial Officer of the Company since 1990, resigned; and Jeffrey P. Stamen, President of IRI software since 1991, was retained by Oracle Corporation as part of the Oracle transaction. In addition, in the first quarter of 1996 George R. Garrick resigned as Executive Vice President of the Company. Given these changes, the Compensation Committee decided to award salary increases, cash bonuses and/or stock options to the Company's executive officers on a discretionary basis taking into consideration each such officer's contribution to the Company.

  The Company's executive compensation package consists of three principal components: (i) base salary; (ii) potential for an annual cash bonus based upon Company, business unit and individual performance; and (iii) the opportunity to earn equity-based incentives (i.e. stock options) to reward individual performance, which is intended to encourage continued superior achievement and to further align management and stockholder interests. The Company generally seeks to position its compensation package for each executive position at a level which, for outstanding performance, is at or somewhat above industry average.

  Salary. The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, the Committee considers the level and scope of responsibility, experience, Company and individual performance for the previous year, contractual provisions in employment agreements, as well as competitive market data on salary levels. Based upon the performance of the Company during 1994, the Committee concluded not to award salary increases to its current executive officers for 1995 except for one dictated by an employment contract.

  Cash Bonuses. Except as described below the Company's executive officers were not paid a cash bonus for 1995 performance. Two executive officers (who are not Named Executive Officers) were paid cash bonuses in 1996 pursuant to contractual agreements reached with the Company upon accepting employment offers in 1995. In reaching the decision not to award discretionary bonus, although individual performance was considered, the Committee concluded that the overall performance of the Company as measured by its revenues, earnings and shareholder return, did not warrant the payment of performance bonuses except for those dictated by contract.

  Option Grants. During 1995, the Company awarded stock options to five of its executive officers. With respect to one individual, such options were granted as compensation for services rendered during 1993. Insufficient options were available for such option grants in 1994. Two additional executive officers received option grants in recognition of substantial increases in responsibilities within the Company's executive management team. Options were also granted as an inducement to two key individuals to join the Company's executive management team. See table entitled "Stock Option Grants in Last Fiscal Year" below. Except for these option grants and based upon the Company's performance in 1994, the Company's executive officers were not awarded stock option grants in 1995. In reaching this decision, although individual performance was considered, the Committee concluded that the overall performance of the Company as measured by its revenues, earnings and shareholder return, did not warrant the payment of performance option grants.

  The Committee believes that stock based incentives for executive officers are an important feature of the Company's executive compensation package. Stock options granted to executive officers generally vest over a four-year period and are typically granted with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. The ultimate value of stock options is directly tied to the value of a share of Common Stock. The Committee also considers the amount and terms of options already held by a particular officer, the amount and terms of options granted to that officer's peers, the role of each executive in accomplishing the Company's performance objectives and the highly competitive nature of the Company's industry.

  Compensation of the Chief Executive Officers. The position of the Chief Executive is currently filled by Mr. Gian M. Fulgoni. Mr. James G. Andress served as Co-Chief Executive Officer of the Company until his resignation on September 5, 1995. Historically the Company has compensated its Chief Executive Officer utilizing the same philosophy and general criteria used for other executive officers. As described above, specific performance objectives were not set for the Company's Executive Officers in 1995, including its Chief Executive Officers.

  During 1995, Mr. Fulgoni received a $330,750 salary, the same amount paid in 1994. Mr. Andress was paid $225,163 in 1995 (the same annual salary rate paid in 1994) through his date of resignation. As part of his severance arrangement stipulated in his employment contract, Mr. Andress received an additional $105,586 through the end of 1995. Based upon the results of the Company's performance in 1994, Mr. Fulgoni and Mr. Andress were not awarded a cash bonus or stock options in 1995. In reaching this decision, although individual performance was considered, the Committee concluded that the overall performance of the Company as measured by its revenues, earnings and shareholder return, did not warrant the payment of a cash bonus or an award of stock options.

  It is the Committee's view that each of Mr. Fulgoni's and Mr. Andress' total compensation package was based on an appropriate balance of (i) the Company's performance (ii) individual performance levels and (iii) competitive standards.

  The foregoing report has been approved by current and former members of the Committee.

                                          The Compensation Committee

                                          George G. Montgomery, Jr., Chairman*
                                          James G. Andress**
                                          Leonard M. Lodish
                                          Edith W. Martin*
- --------
  *Also a member of the Executive Stock Option Committee.
 **Became a member of the Compensation Committee in September 1995, after his resignation as Chief Executive Officer.

SUMMARY COMPENSATION TABLE

  The following table sets forth all compensation to the Named Executive Officers for services rendered to the Company for the Company's last three fiscal years:

                                                              LONG TERM
                                                             COMPENSATION
                                     ANNUAL COMPENSATION        AWARDS
                                     ----------------------- ------------
                                                              NUMBER OF
                                                              SECURITIES
                                                              UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR  SALARY      BONUS   OPTIONS      COMPENSATION(1)
- ---------------------------          ---- --------     ----- ------------   ---------------
Gian M. Fulgoni..................... 1995 $330,750        0          0        $    2,772
 Chief Executive Officer             1994  330,750        0    161,465(2)          2,772
                                     1993  330,750        0    120,374(3)          1,826

James G. Andress(4)................. 1995  225,163        0          0           108,358(5)
 President, Chief Executive          1994  330,750        0    161,465(2)          2,772
 Officer and Chief Operating Officer 1993  330,750        0    120,374(3)          2,698

George R. Garrick(6)................ 1995  295,224        0          0         1,029,611(9)
 President--IRI North America        1994  275,000        0          0         1,286,661(10)
                                     1993  443,013(7)     0    255,000(8)          8,958

Randall S. Smith.................... 1995  272,692        0     80,000(11)         2,772
 President--International            1994  275,465        0      7,764(12)         2,772
 Information Services Group          1993  202,000        0     21,466(13)         2,698

Thomas W. Wilson, Jr................ 1995  174,519(14)    0     80,000(15)           --
 Chairman of the Board               1994      --         0     20,000(16)       115,000(17)
                                     1993      --         0        --             52,500(17)

Jeffrey P. Stamen(18)............... 1995  176,025        0          0         1,525,184(21)
 President of IRI Software           1994  280,000        0    211,453(19)         2,772
                                     1993  239,398        0    155,735(20)         2,698

- --------
 (1) Except as otherwise noted, represents contributions made by the Company to the Information Resources, Inc. 401K Retirement Savings Plan.
 (2) Includes 11,465 options granted in lieu of the cash bonus for services rendered in 1993 and 150,000 performance options granted for services rendered in 1993.
 (3) Includes 13,696 options granted in lieu of the cash bonus for services rendered in 1992, 100,000 performance options granted for services rendered in 1992 and 6,678 options granted in lieu of a portion of the cash bonus for services rendered in 1993.
 (4) Resigned as an executive officer of the Company effective September 1995.
 (5) Includes $105,586 of severance payments.
 (6) Resigned from Company effective March 1996.
 (7) Includes $411,282 related to an overseas assignment.
 (8) Options granted pursuant to an employment contract effective November 4, 1993.
 (9) Includes (i) $51,931 of imputed interest on a interest free loan of $1,200,000 of which $800,000 was outstanding during 1995 and (ii) $975,000 paid to Mr. Garrick pursuant to his employment agreement upon the exercise of certain stock options. Mr. Garrick's employment agreement provided that the Company pay him the difference between $34.00 and the fair market value of the stock ($14.50) on the exercise date of the option. The interest free loan to Mr. Garrick was repaid in full on March 13, 1996.
(10) Includes (i) $63,889 of imputed interest on a interest free loan described in footnote (9) of which $1,200,000 was outstanding during 1994 and (ii) $1,220,000 paid to Mr. Garrick pursuant to his employment agreement upon the exercise of certain stock options. As described in footnote (9) Mr. Garrick's employment agreement provided that the Company pay him the difference between $34.00 and the fair market value of the stock ($12.17) on the exercise date of the option.
(11) Options granted May 24, 1995 in recognition of significantly increased responsibilities undertaken within the Company's international business operations.
(12) Options granted in lieu of the cash bonus for 1993.
(13) Includes 17,000 performance options granted for services rendered in 1992, 707 options granted in lieu of the cash bonus for services rendered in 1992, and 3,759 options granted in lieu of a portion of the cash bonus for services rendered in 1993.
(14) Represents salary from May 12, 1995. Mr. Wilson's annual salary rate is $275,000.
(15) Options granted November 27, 1995, in recognition of significantly increased responsibilities with the Company's executive management team.
(16) Options granted for directorship services rendered in 1994.
(17) Payments for consulting services.
(18) Resigned from Company effective July 1995 in connection with the sale to Oracle Corporation of a portion of the Company's software business. Continues as member of the Company's Board of Directors.
(19) Includes 11,453 options granted in lieu of the cash bonus for services rendered in 1993 and 200,000 performance options granted for services rendered in 1993 and in connection with the execution by Mr. Stamen of a noncompetition agreement with the Company.
(20) Includes 1,252 options granted in lieu of a portion of the cash bonus for services rendered in 1992, 150,000 performance options granted for services rendered in 1992 and 4,483 options granted in lieu of a portion of the cash bonus for services rendered in 1993.
(21) Includes $1,522,788 paid to Mr. Stamen for certain vested stock options held by him on the closing date of the Oracle transaction (see footnote
     18). Pursuant to a severance arrangement made available to employees severed by the Company in connection with the Oracle transaction, the Company paid Mr. Stamen an amount necessary to achieve a $5.00 pretax gain for such options as determined on the closing date of the transaction.

STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                        POTENTIAL REALIZABLE
                                                                              VALUE AT
                                                                       ASSUMED ANNUAL RATES OF
                                                                      STOCK PRICE APPRECIATION
                                                                                 FOR
                            INDIVIDUAL GRANTS                              OPTION TERM(4)
                         ------------------------                     -------------------------
                         NUMBER OF    % OF TOTAL
                         SECURITIES    OPTIONS
                         UNDERLYING   GRANTED TO
                          OPTIONS    EMPLOYEES IN EXERCISE EXPIRATION
NAME                      GRANTED    FISCAL YEAR  PRICE(3)    DATE        5%           10%
- ----                     ----------  ------------ -------- ---------- ----------- -------------
Gian M. Fulgoni.........        0        --           --         --           --            --
James G. Andress........        0        --           --         --           --            --
George R. Garrick.......        0        --           --         --           --            --
Randall S. Smith........   80,000(1)     4.2%      $13.25   05/24/05     $666,628    $1,689,367
Thomas W. Wilson, Jr....   80,000(2)     4.2%       11.00   11/27/05      553,427     1,402,493
Jeffrey P. Stamen.......        0        --           --         --           --            --

  The following table sets forth information concerning individual grants of stock options made during the Company's last fiscal year to each of the Named Executive Officers:

- -------
(1) Represents options granted on May 24, 1995 in recognition of significantly increased responsibilities undertaken within the Company's international business operations. Such options are exercisable in quarterly installments beginning on the first anniversary of the grant date and on the next three anniversaries thereafter.

(2) Represents options granted on November 27, 1995 in recognition of significantly increased responsibilities with the Company's executive management team. Such options are exercisable in quarterly installments beginning on the first anniversary of the grant date and on the next three anniversaries thereafter.
(3) Represents the fair market value of the Company's Common Stock on the date of grant.
(4) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the price of the Company's Common Stock.

AGGREGATE STOCK OPTION EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END STOCK OPTION VALUES

  The following table sets forth information concerning each exercise of stock options during the Company's last fiscal year by each of the Named Executive Officers and the fiscal year-end value of unexercised stock options:

                                                 NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED         IN-THE-MONEY
                            SHARES                OPTIONS AT 12/31/95     OPTIONS AT 12/31/95(1)
                         ACQUIRED ON   VALUE   ------------------------- -------------------------
NAME                     EXERCISE (#) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                     ------------ -------- ----------- ------------- ----------- -------------
Gian M. Fulgoni.........         0    $     0    261,288      203,231     $383,382            0
James G. Andress(2).....         0          0    354,779      202,341      496,378            0
George R. Garrick(3)....    50,000    724,500     33,333      116,667            0     $618,250
Randall S. Smith........         0          0    154,724       93,500      435,778            0
Thomas W. Wilson, Jr....         0          0     11,250       98,750            0      110,000
Jeffrey P. Stamen(4)....   107,360    480,227    100,000            0            0            0

- --------
(1) Based on closing price of $12.375 on the last trading day of 1995.
(2) Resigned as an executive officer effective September 1995.
(3) Resigned from the Company effective March 1996.
(4) Resigned from the Company effective July 1995 in connection with the sale to Oracle Corporation of a portion of the Company's software business.

PERFORMANCE GRAPH

  The following line graph compares cumulative total stockholder return on the Company's Common Stock over the past five fiscal years with the cumulative total return of (i) the Standard & Poors 500 Composite Index, (ii) the Hambrecht & Quist LLC Technology Index and (iii) The Furman Selz LLC Marketing Services and Technology Index. Historically the Company has utilized the H&Q Technology Index as an industry comparison though it has elected to change such comparison to the Furman Selz LLC Marketing Services and Technology Index. The Company recently sold a portion of its software business to Oracle Corporation. As a result of that transaction, the Company believes that the Furman Selz LLC Marketing Services and Technology Index includes companies that are more comparable both in terms of the type of business conducted and market capitalization.


                             [GRAPH APPEARS HERE]

Measurement Period
(Fiscal Year Covered)        IRI        H&Q TECH    FURMAN SELZ    S&P 500
- -------------------          -------    --------    -----------    -------
Measurement Pt-
1990                         $100.00    $100.00     $100.00        $100.00
1991                         $275.00    $147.83     $180.19        $130.47
1992                         $315.00    $170.04     $233.59        $140.41
1993                         $385.00    $185.56     $253.70        $154.56
1994                         $137.50    $215.39     $250.15        $156.60
1995                         $123.75    $323.40     $340.52        $215.45

EMPLOYMENT AGREEMENTS

  During 1995, the Company had employment agreements with three of its Named Executive Officers who have since resigned from the Company in such capacity. These include James G. Andress, former President, Chief Executive Officer and Chief Operating Officer; George R. Garrick, former President--IRI North America and Jeffrey P Stamen, former President--IRI Software. Mr. Andress resigned his position as an executive officer of the Company on September 5, 1995. Mr. Garrick resigned from his position as an executive officer of the Company on March 13, 1996. Mr. Stamen resigned from the Company on July 27, 1995 in connection with the sale of a portion of the Company's software business to Oracle Corporation.

  Mr. Andress' agreement dated November 6, 1989 provided for a minimum base salary of $300,000 per year plus a bonus or other incentive compensation as the Board of Directors or the Executive Committee deemed appropriate. On September 5, 1995, Mr. Andress gave notice of his election to terminate the agreement. In connection with such notice, Mr. Andress resigned from all executive offices held with the Company. Mr. Andress was entitled to receive his base salary for the unexpired term of the agreement (six months), and he, or his estate, as the case may be, may exercise in full any vested stock options held by him for a period of one year and one month after the termination date.

  Mr. Garrick's agreement, dated November 4, 1993, provided for a minimum base salary of $275,000 per year, with an annual increase of not less than 6%, plus a bonus or other appropriate incentive compensation as the Board of Directors or the Executive Committee deemed appropriate. Pursuant to his employment contract Mr. Garrick was granted 255,000 stock options and the Company made a personal, unsecured, non-interest bearing loan in the amount of $1,200,000 to Mr. Garrick. On March 13, 1996 the Company and Mr. Garrick mutually agreed to terminate the employment relationship. Pursuant to the termination of the employment relationship: (i) Mr. Garrick exercised 50,000 stock options (exercise price $0.01) and the Company paid Mr. Garrick the difference between the pretax proceeds of the exercise and $34.00 per share; (ii) 100,000 options held by Mr. Garrick were canceled by the Company; and (iii) Mr. Garrick paid to the Company the sum of $800,000 which represented the outstanding balance of a loan made to Mr. Garrick pursuant to his employment agreement. See "Management Relationships and Related Transactions."

  Mr. Stamen's employment agreement provided for a minimum base salary and participation in all Company benefit plans on the same basis as other executive officers of the Company. On July 27, 1995, pursuant to the sale of a portion of the Company's software business to Oracle Corporation, Mr. Stamen resigned as an executive officer of the Company. See "Management Relationships and Related Transactions."

DIRECTOR COMPENSATION

  In 1995, directors who were not full-time employees of the Company each received an annual fee of $15,000 plus $1,500 for each Board meeting attended. Members of the Board who serve on a committee each receive an annual fee of $2,500 per committee. Chairpersons of such committees receive an annual fee of $5,000. Total fees paid during 1995 to non-employee directors were as follows:
Mr. Epstein, $29,750; Dr. Little, $23,500; Dr. Lodish, $23,500; Mr. Lucente, $21,000; Dr. Martin, $24,750; Mr. Montgomery, $29,750; Mr. Stamen, $8,750 and
Dr. Urban, $23,500. All directors are reimbursed for travel expenses.

  In addition to options disclosed elsewhere herein which were granted to certain directors who are also Named Executive Officers of the Company, the Company granted options to directors during 1995 to purchase the following shares: (i) 2,500 shares to Mr. Epstein; Dr. Little; Mr. Lucente and Dr. Urban at an exercise price of $13.25 and to Dr. Martin and Mr. Montgomery at an exercise price of $13.00; (ii) 50,000 shares to Mr. Eskin at an exercise price of $13.25; and (iii) 2,500 shares at an exercise price of $13.25 and 28,000 shares at an exercise price of $11.00 to Dr. Lodish. In all cases, the exercise price of the options granted was equal to the fair market value per share of the Company's Common Stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1995, the Compensation Committee consisted of George G. Montgomery, Jr., James G. Andress, Leonard M. Lodish and Edith W. Martin. Mr. Andress became a member of the Compensation Committee in September 1995. Mr. Andress served as an executive officer of the Company until he resigned on September 5, 1995. Pursuant to his employment contract, Mr. Andress is entitled to receive his base salary for the unexpired term of the agreement. See "-- Employment Agreements." Mr. Montgomery is advisory director of Hambrecht & Quist, LLC, an investment banking firm. Hambrecht & Quist LLC rendered certain investment banking services to the Company, all in the regular course of business. These services included acting as an underwriter of a public offering of Common Stock in 1992 and acting as a special advisor to the Company in connection with its consideration of certain financing alternatives during 1994 and 1995. In 1995, Hambrecht & Quist LLC was paid a fee of $617,079 for services rendered in connection with the sale of a portion of the Company's software business to Oracle Corporation. The Company has also entered into an employment/retainer agreement with Leonard M. Lodish. The Company paid Dr. Lodish $153,846 in 1995 pursuant to this arrangement.

            PROPOSAL TO ADOPT THE 1996 STOCK PLAN FOR NON-EMPLOYEE
                      DIRECTORS IN LIEU OF CASH RETAINER

                (Proposal Number 2 on the Enclosed Proxy Card)

  The 1996 Stock Plan for Non-Employee Directors in Lieu of Cash Retainer (the "Directors' Plan") was adopted by the Executive Committee of the Board of Directors on April 19, 1996, subject to approval by the Company's stockholders. If stockholder approval is obtained, the Directors' Plan will become effective on the date of the 1996 Annual Meeting of Stockholders.

  The principal features of the Directors' Plan are summarized below. The summary is qualified in its entirety by the full text of the Directors' Plan which is set forth as Exhibit A to this Proxy Statement.

GENERAL

  The purposes of the Directors' Plan are to promote the long-term success of the Company by more closely aligning the interests of the non-employee directors and the stockholders of the Company, to provide an additional inducement for the non-employee directors to remain as directors for the Company and to provide a means by which the Company may attract qualified persons to serve as directors of the Company.

  The aggregate number of shares which may be issued pursuant to the Directors' Plan is 100,000 shares of the Company Common Stock, subject to proportionate adjustment in the event of stock splits and similar events. The shares may be either authorized but unissued shares, treasury shares or a combination of such shares.

STOCK IN LIEU OF CASH RETAINER

  Under the Directors' Plan, each person who is a member of the Board of Directors of the Company and who is not an employee or full-time consultant of the Company or any of its subsidiaries (an "Eligible Director") will be paid annually, in lieu of 75 percent of the cash retainer payable for his or her services on the Board, in shares of Common Stock. The aggregate "retainer" payable to an Eligible Director (currently $21,000) does not include meeting fees, if any, payable for attendance at meetings of the Board or its committees. The payment of Common Stock to Eligible Directors shall generally be made on the date of the Annual Meeting of Stockholders at which directors are elected (or, in the case of an Eligible Director elected as a director by the Board, on the date of such election). Such stock grant will be made based upon the fair market value of the Company Common Stock determined over the five days preceding the grant date of the shares.

  The table below shows the number of shares of Common Stock that will be received by the following groups during calendar year 1996 assuming the Directors' Plan is approved by stockholders (based upon a $14.25 share price, the fair market value of the Company Common Stock on April 19, 1996.

                                                                       NUMBER OF
                                                                        SHARES
                                                                       ---------
      All current executive officers..................................       0
      All current non-employee directors..............................   9,947

ADMINISTRATION

  The Directors' Plan will be administered by the Executive Committee of the Board of Directors or by a different committee appointed by the Board of Directors and consisting of members of the Board (the "Committee").

  The Committee has the power to interpret the Directors' Plan and to prescribe rules, regulations and procedures. All questions of interpretation and application of the Directors' Plan are subject to the determination of the Committee.

FEDERAL INCOME TAX CONSEQUENCES

  Under current tax law, a director will recognize taxable income for federal income tax purposes upon receipt of shares of Common Stock in lieu of the annual cash retainer equal to the fair market value of the shares. In each instance that an amount is treated as compensation received, the Company is entitled to a corresponding deduction in the same amount for compensation paid.

AMENDMENT AND TERMINATION

  The Board of Directors may amend, alter, suspend, discontinue or terminate the Directors' Plan or any issuance of shares of Common Stock thereunder, except that no such action by the Board of Directors may impair the rights of a participant in the Directors' Plan with respect to shares of Common Stock issued to him or her under the Directors' Plan without such participant's consent. Notwithstanding the foregoing, provisions in the Directors' Plan which relate to the determination of the number of shares of Common Stock granted to an Eligible Director may not be amended more often than once every six months, other than to conform with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations issued thereunder.

  The Directors' Plan will remain in effect until it is terminated by the Board of Directors or until no Common Stock remains available for issuance under the Directors' Plan, and the Company has no further rights or obligations with respect to Common Stock under the Directors' Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The proposed Directors' Plan must be approved by a majority of the votes cast by stockholders present at the 1996 meeting of stockholders, in person or represented by proxy, and entitled to vote at the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE 1996 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

               MANAGEMENT RELATIONSHIPS AND RELATED TRANSACTIONS

  George G. Montgomery, Jr., a director of the Company, is advisory director of Hambrecht & Quist LLC, an investment banking firm. Hambrecht & Quist LLC rendered certain investment banking services to the Company, all in the regular course of business. These services included acting as an underwriter of a public offering of Common Stock in 1992 and acting as a special advisor to the Company in connection with its consideration of certain financing alternatives in 1995. In 1995, Hambrecht & Quist LLC was paid a fee of $617,079 for services rendered in connection with the sale of a portion of the Company's software business to Oracle Corporation.

  The Company has also entered into an employment/retainer agreement with Leonard M. Lodish. The Company paid Dr. Lodish $153,846 in 1995 pursuant to this arrangement.

  In connection with an employment termination agreement between the Company and George R. Garrick, the Company acquired a nine percent equity interest in Digital Marketing LLC., an Illinois limited liability company formed by Mr. Garrick. See "Executive Compensation--Employment Agreements". In consideration for the equity interest, the Company paid $600,000.

  On July 27, 1995, pursuant to the sale of a portion of the Company's software business to Oracle Corporation, Jeffrey P. Stamen resigned as an executive officer of the Company. See "Executive Compensation--Employment Agreements". Pursuant to the termination of the employment agreement (i) all outstanding options held by Mr. Stamen became immediately exercisable, (ii) the Company paid Mr. Stamen $1,522,788 to provide a $5.00 pretax gain on certain vested options held by Mr. Stamen, (iii) Mr. Stamen retained 100,000 options, and (iv) the Company granted Mr. Stamen a put option ($6.00 put price) on such retained options. The put option is exercisable at any time following the second anniversary of the closing of the Oracle transaction and ending on the date of expiration of the options. In addition, Mr. Stamen's put option can be exercised within the first two years following the closing of the Oracle transaction if any of the following occur: (i) Mr. Stamen is not nominated by Company management and/or is not elected to the Company's Board of Directors at any meeting of stockholders at which his election to the Board is to be voted upon; (ii) Mr. Stamen is incapacitated and thereby prevented from continued service on the Company's Board of Directors or (iii) in the event of a Change of Control of the Company. A change of control generally includes merger, consolidation or reorganization of the Company pursuant to which the Company or any entity controlled by it is not the surviving entity or as the acquisition of the beneficial ownership of, or power to vote, 40% or more of the outstanding voting securities of the Company.

          RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  Grant Thornton LLP, independent certified public accountants, audited the financial statements of the Company for the year ended December 31, 1995. The Company, in conjunction with its Audit Committee, is in the process of evaluating its worldwide needs and thus has not made a determination or selection as to its independent certified public accountants for calendar year 1996. Representatives of Grant Thornton LLP will be present at the 1996 Annual Meeting of Stockholders and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  In order for a proposal by a stockholder of the Company to be included in the Company's proxy statement and form of proxy for the 1997 Annual Meeting of stockholders, the proposal must be received by the Company at its executive offices located at 150 North Clinton, Chicago, Illinois 60661 no later than December 25, 1996.

                         QUORUM AND VOTING PROCEDURES

  The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Meeting, but if a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained. Under applicable Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the Meeting.

  Directors will be elected by the plurality vote of the holders of Common Stock entitled to vote at the Meeting and present in person or by proxy. The remaining proposals described herein require the vote of holders of a majority of the shares of Common Stock entitled to vote at the Meeting and present in person or by proxy. Under applicable Delaware law, abstentions will be deemed present and entitled to vote and will, therefor, have the effect of a negative vote on the proposals other than the election of directors, but will have no effect on the outcome of the election of directors. A broker non-vote will have no effect on any proposal described in the proxy statement, including the election of directors.

                                 OTHER MATTERS

  Together with this proxy statement, the Company has provided each stockholder entitled to vote, a copy of its Annual Report for the year ended December 31, 1995. The Company will provide, without charge, a copy of its 1995 Form 10-K, upon the written request of any such stockholder. Requests should be directed to Edward S. Berger, Secretary, Information Resources, Inc., 150 N. Clinton St., Chicago, Illinois 60661.

  The Company knows of no matters, other than those referred to herein, which will be presented at the Meeting. If, however, any other appropriate business should properly be presented at the Meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                           EXPENSES OF SOLICITATION

  All expenses incident to the solicitation of proxies by the Company will be paid by the Company. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more employees of the Company, without additional compensation. The Company has engaged Georgeson & Company, Inc. to assist in the solicitation of proxies from brokers, bank nominees, institutional holders and certain individual holders of record. Georgeson & Company, Inc. will receive a fee from the Company of approximately $6,500, plus reimbursement of its out-of-pocket expenses. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons.

                                          By order of the Board of Directors,
                                          Information Resources, Inc.

                                          Edward S. Berger
                                          Secretary

Chicago, Illinois
April 23, 1996

                                                                      EXHIBIT A

                          INFORMATION RESOURCES, INC.

                  1996 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                           IN LIEU OF CASH RETAINER

  1. Purpose. The purpose of the Plan is to (a) encourage ownership of Company Stock by non-employee directors and thereby align such directors' interests more closely with the interests of stockholders of the Company, and (b) assist the Company in securing and retaining highly qualified persons to serve as non-employee directors, in which position they may contribute to the long-term growth and profitability of the Company, by affording such persons an opportunity to acquire Stock.

  2. Definitions. Whenever used in this Plan, the following terms will have the respective meanings set forth below:

    (a) "Board" means the Company's Board of Directors as constituted from time to time.

    (b) "Committee" means the committee described in Section 4.

    (c) "Company" means Information Resources, Inc., a Delaware corporation.

    (d) "Distribution Date" means (i) with respect to a director elected by the stockholders of the Company, the date of such election, and (ii) with respect to a director appointed by the remaining members of the Board, the effective date of such appointment.

    (e) "Fair Market Value" of Stock means the average of the official closing prices of the Stock on the NASDAQ National Market or such other securities exchange or automated quotation system on which the Stock shall be primarily traded at the time of such determination on the five trading days preceding the Distribution Date.

    (f) "Participant" means a non-employee, and non-full-time consultant, director who is eligible to receive, and receives Stock under the Plan.

    (g) "Plan" means the 1996 Stock Plan for Non-Employee Directors in Lieu of Cash Retainer.

    (h) "Retainer" means the annual amount of cash retainer payable to a non-employee director of the Company for a full year's service on the Board, or such lesser amount as may be payable to any non-employee director in respect of service on the Board of less than a full year, and excluding meeting fees payable for attendance at meetings of the Board or committees.

    (i) "Stock" means the Common Stock, par value $.01 per share, of the Company.

  3. Number and Source of Shares Available under the Plan. The total number of shares of Stock reserved and available for issuance under the Plan is 100,000 subject to adjustment as provided in Section 7 below. Such shares may be previously issued and outstanding shares of Stock reacquired by the Company and held in its treasury, or may be authorized but unissued shares of Stock, or may consist partly of each.

  4. Administration of the Plan. The Plan shall be administered by the Executive Committee (the "Committee") of the Board or such other committee of the Board designated by it for such purpose. The Committee shall have authority, not inconsistent with the express provisions of the Plan: (a) to issue Stock granted in accordance with this Plan to such directors as are eligible to receive Stock; (b) to prescribe the form of forms of instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determination of the Committee shall be conclusive and shall bind all parties.

  5. Eligibility. Each director of the Company who, on any date on which Stock is to be delivered (as specified in Section 6), is not an employee or a full-time consultant of the Company or any parent or subsidiary of the Company and is entitled to receive the Retainer will be eligible to receive Stock under the Plan.

  6. Stock in Lieu of Cash Retainer. In lieu of 75 percent of the annual cash Retainer payable to each eligible Participant, Stock will be paid in such amount each year for so long as this Plan is in effect, to the extent and subject to the terms and conditions set forth below:

    (a) Annual Stock Payment. The number of shares of Stock to be paid under this Section 6 will be equal to (i) 75 percent of the amount of the Retainer payable to each eligible Participant at the rate then in effect divided by (ii) the Fair Market Value of Stock as determined on the Distribution Date. No fractional shares of Stock will be granted; instead, the cash remainder will be paid to the Participant. On the Distribution Date or as promptly as practicable thereafter, the Company will deliver to each Participant one or more certificates representing the Stock, registered in the name of the Participant (or, if directed by the Participant, in joint names of the Participant and his or her spouse). This
  Section 6(a) as it relates to the determination of the number of shares of Stock which a Participant is entitled to receive shall not be amended more often than once every six months, other than to conform with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations issued thereunder.

    (b) Rights of the Participant. Except for the terms and conditions set forth in this Plan, a Participant paid Stock in lieu of the annual Retainer will have all of the rights of a holder of the Stock, including the right to receive dividends paid on such Stock and the right to vote the Stock at meetings of stockholders of the Company. Upon delivery, such Stock will be nonforfeitable.

  7. Adjustment Provisions. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affects Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Board shall, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust any or all of the number or kind of shares of Stock reserved for issuance under the Plan.

  8. Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to deliver Stock under the Plan; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Participant under any Stock theretofore paid to him or her hereunder.

  9. General Provisions.

    (a) Consideration for Stock Issued. Stock will be paid under the Plan in consideration of the services of Participants as directors of the Company.

    (b) Compliance with Securities Laws, Listing Requirements, and Other Laws and Obligations. The Company shall not be obligated to deliver any shares of Stock under this Plan, (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, or quoted on any automated quotation system, until the shares to be delivered have been listed or authorized to be listed or quoted on such exchange or system upon official notice of issuance, and
  (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to the payment of Stock, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

    (c) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

    (d) No Shareholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any director any rights of a shareholder of the Company unless and until shares of Stock are issued to such Participant upon the payment of Stock.

    (e) Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Delaware and applicable federal law.

  10. Effective Date and Duration of Plan. The Plan will become effective at the time that it is approved by the stockholders of the Company. The Plan will remain in effect until such time as the Board may act to terminate the Plan, or until such time as no Stock remains available for issuance under the Plan and the Company has no further rights or obligations under the Plan with respect to Stock granted issued hereunder.

PROXY                                                                      PROXY
                          INFORMATION RESOURCES, INC.
                           150 NORTH CLINTON STREET
                            CHICAGO, ILLINOIS 60661

          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders -- May 23, 1996

     The undersigned hereby appoints Gian M. Fulgoni, James G. Andress and Edward S. Berger as Proxies, each with power to appoint his substitute, and hereby authorizes them, together or separately, to represent and to vote, as designated below, all shares of Common Stock of Information Resources, Inc. (the "Company") held of record by the undersigned on April 12, 1996, at the Annual Meeting of Stockholders to be held on May 23, 1996, or any adjournment thereof.

                PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE,
                     AND RETURN IN THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)


                          INFORMATION RESOURCES, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.[X]


1. Election of Directors -
   Nominees: James G. Andress, Edwin E. Epstein, Edward E. Lucente and Jeffrey P. Stamen

   FOR  WITHHOLD  FOR ALL (Except Nominee(s) written below)
   [_]    [_]      [_]
                          ----------------------------------------------------

2. Proposal to Adopt the 1996 Stock Plan for Non-Employee Directors.

   FOR  WITHHOLD  ABSTAIN
   [_]    [_]      [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Dated: ______________________, 1996

Signature(s)
             -----------------------------------------------------------------

- ------------------------------------------------------------------------------
Please sign exactly as your name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.